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                                                                   Exhibit 99.3

                        GARDEN STATE NEWSPAPERS, INC.
                      OFFER TO EXCHANGE ITS OUTSTANDING
            8 5/8% SERIES A SENIOR SUBORDINATED NOTES DUE 2011 FOR
   ITS 8 5/8% SERIES B SENIOR SUBORDINATED NOTES DUE 2011 WHICH HAVE BEEN
           REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED

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          THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M.,
    NEW YORK CITY TIME, ON JULY __, 1999, UNLESS THE OFFER IS EXTENDED.
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                                                             ________ __, 1999

To Brokers, Dealers, Commercial
  Banks, Trust Companies and
    Other Nominees:

     We are enclosing the material listed below relating to the offer of Garden State Newspapers, Inc., a Delaware corporation (the "Company"), to exchange $1,000 principal amount of its 8 5/8% Series A Senior Subordinated Notes due 2011 (the "Original Notes"), of which $200,000,000 aggregate principal amount is outstanding, for each $1,000 principal amount of its 8 5/8% Series B Senior Subordinated Notes due 2011 (the "Exchange Notes"), which have been registered under the Securities Act of 1933, as amended, upon the terms and subject to the conditions set forth in the Prospectus, dated ______ __, 1999 (the "Prospectus") and in the related Letter of Transmittal (which together constitute the "Exchange Offer").

     THE EXCHANGE OFFER IS NOT CONDITIONED UPON ANY MINIMUM NUMBER OF ORIGINAL NOTES BEING TENDERED. The Exchange Offer is, however, subject to other conditions. We refer you to the section "The Exchange Offer - Certain Conditions to the Exchange Offer" in the Prospectus.

     We are asking you to contact your clients for whom you hold Original Notes registered in your name (or in the name of your nominee) or who hold Original Notes registered in their own names. Please bring the Exchange Offer to their attention as promptly as possible.

     For your information and for forwarding to your clients, we are enclosing the following documents:

          1.   The Prospectus, dated _____ __, 1999;

          2. The Letter of Transmittal for your use and for the information of your clients;

          3. The Notice of Guaranteed Delivery to be used to accept the Exchange Offer if the Original Notes are not immediately available or if the Original Notes and all other required documents cannot be delivered to the Exchange Agent, The Bank of New York, by the Expiration Date (as defined in the Prospectus) or if the procedure for book-entry transfer cannot be completed on a timely basis; and

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          4.   A form of letter which may be sent to your clients for whose account you hold Original Notes registered in your name or the name of your nominee, with space provided for obtaining such clients' instructions with regard to the Exchange Offer.

     WE URGE YOU TO CONTACT YOUR CLIENTS AS PROMPTLY AS POSSIBLE. PLEASE NOTE THAT THE EXCHANGE OFFER AND WITHDRAWAL RIGHTS EXPIRE AT 5:00 P.M.,
NEW YORK CITY TIME, JULY __, 1999, UNLESS THE EXCHANGE OFFER IS EXTENDED BY THE COMPANY.

     To participate in the Exchange Offer, a duly executed and properly completed Letter of Transmittal (or facsimile thereof), with any required signature guarantees and any other required documents, should be sent to the Exchange Agent and certificates representing the Original Notes should be delivered to the Exchange Agent, all in accordance with the instructions set forth in the Letter of Transmittal and the Prospectus.

     If holders of Original Notes wish to tender, but it is impracticable for them to forward their certificates for Original Notes prior to the expiration of the Exchange Offer or to comply with the book-entry transfer procedures on a timely basis, a tender may be effected by following the guaranteed delivery procedures described in the Prospectus under "The Exchange Offer -- Guaranteed Delivery Procedures."

     Any questions or requests for assistance or additional copies of the enclosed materials may be directed to The Bank of New York, the Exchange Agent, at the address and telephone number set forth below:

  BY REGISTERED OR CERTIFIED MAIL:             BY HAND OR OVERNIGHT DELIVERY
        The Bank of New York                       The Bank of New York
       101 Barclay Street, 7E                       101 Barclay Street
      New York, New York  10286            Corporate Trust Window, Ground Floor
    Attn: Reorganization Section                 New York, New York  10286

                               BY FACSIMILE:
                              (212) 815-6330
                     (For Eligible Institutions only)

                TO CONFIRM BY TELEPHONE OR FOR INFORMATION:
                              (212) 815-5920

                                       Very truly yours,

                                       GARDEN STATE NEWSPAPERS, INC.